Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Michael Stick, General Counsel
Xerium Technologies, Inc.
508-532-1726
ir@xerium.com

	Media:	Mary T. Conway
Conway Communications
617-244-9682
mtconway@att.net

XERIUM TECHNOLOGIES REPORTS FOURTH QUARTER 2005 RESULTS

Company Announces Dividend

YOUNGSVILLE, N.C., FEBRUARY 21, 2006 – Xerium Technologies, Inc. (NYSE: XRM), a leading global manufacturer of clothing and roll covers used primarily in the paper production process, today reported results for the fourth quarter ended December 31, 2005. Highlights for the quarter include:

•	Net sales for the fourth quarter of 2005 were $144.6 million, a 4.7% decrease from $151.8 million for the fourth quarter of 2004.

•	Net income per diluted share was $0.23 for the fourth quarter of 2005, compared to a net loss per diluted share of $0.49 for the fourth quarter of 2004.

•	Operating income for the fourth quarter of 2005 was $22.2 million, compared to $16.6 million for the fourth quarter of 2004. Operating income for the current year quarter includes $373,000 in restructuring costs and $1.8 million in costs associated with the legal reorganization of the Company’s Brazilian subsidiaries. Operating income for the fourth quarter 2004 included restructuring costs of $7.2 million and a write-off of $7.4 million relating to costs incurred for a previously contemplated income deposit security offering.

•	Adjusted EBITDA (as defined in the Company’s credit facility) was $39.7 million for the fourth quarter of 2005, compared to $45.3 million for the fourth quarter of 2004. Adjusted EBITDA for the fourth quarter of 2004 would have been $1.9 million higher had adjustments been made for that period comparable to certain adjustments made to Adjusted EBITDA for 2005 in accordance with the definition of Adjusted EBITDA (see EBITDA and Adjusted EBITDA Reconciliation below).

•	Cash on hand at December 31, 2005 was $60.0 million, a $36.0 million increase from $24.0 million at December 31, 2004 and approximately the same level as at September 30, 2005.

•	Separately, Xerium Technologies announced today that its Board of Directors had declared a dividend of $0.225 per share of common stock payable on March 15, 2006 to shareholders of record as of the close of business on March 3, 2006.

•	Also today, Xerium Technologies announced that it had relocated its corporate headquarters to Youngsville, North Carolina, from Westborough, Massachusetts, effective immediately.

•	Following the close of the fourth quarter, the Company secured an amendment to its Senior Credit Facility.

•	Also following the close of the fourth quarter, the Company made a voluntary payment of senior debt in the amount of $5.0 million.

Thomas Gutierrez, Chief Executive Officer of Xerium Technologies, said, “Despite the challenges we encountered, we are pleased with our company’s performance as we closed out 2005, a year of great transition for Xerium Technologies. Our operating performance, as measured by Adjusted EBITDA, met our fourth quarter expectations, although higher-than-anticipated costs associated with the completion of our legal reorganization in Brazil negatively impacted our bottom line results. We made significant progress in recovering from the restructuring issues affecting our North American clothing business that we described last quarter, as evidenced by strong improvement in our North American clothing production levels in the fourth quarter and the related improvement in our field inventory levels. This improvement reinforces our confidence that we will achieve our goal of recovering fully from these restructuring issues by the end of the second quarter 2006.

“Our cash position continues to be strong, and with the completion in the fourth quarter of the legal reorganization of our subsidiaries in Brazil, with our previously-announced restructuring programs largely behind us, with the new business that we have been awarded during 2005, the expected improvement in field inventory levels for clothing in North America and our recent acquisition of Coldwater Covers, we believe we are well-positioned to continue to capitalize on our technological leadership in the market, in both the clothing and roll covers segments.”

Mr. Gutierrez continued, “While we do not plan to provide specific guidance on our expected results for 2006, we do foresee a year largely unencumbered by certain challenges that occurred in 2005, such as the strike in Finland, that lowered European sales mid-year, and the production shortfall in North America, which caused lower sales and higher costs in North America in the second half of the year. At the same time, we do not expect to be incurring costs in three major areas: the first, associated with our initial public offering and related transactions of $25.7 million of costs in May 2005, which had an impact of $0.66 on earnings per share in 2005; secondly, restructuring costs are expected to be approximately $0.8 million compared to the $10.2 million we incurred in 2005, which had an EPS impact of $0.26 in 2005, and the Brazil legal reorganization of $4.5 million which had an impact of $0.12 on EPS in 2005. The Company had an after-tax foreign exchange gain in 2005 of $3.8 million which had a $0.10 EPS effect. This gain was principally caused by the impact of changes in currency exchange rates on intercompany debt.

Additionally we expect the benefits of the restructuring programs completed in 2005 to provide us with a lower cost structure in 2006 and largely offset cost pressures associated with rising materials and energy prices.

We see no fundamental shift in our served market since the end of the third quarter. We have launched new products, won new business that has yet to be converted to actual sales and have now added the Coldwater Covers business as well, which we anticipate could add approximately $4 million in annual sales in 2006. Our capital spending plans for 2006 remain generally consistent with previous years at approximately $40 million, not including certain additional investments of up to $8.4 million, as permitted under our revised credit agreement that we expect to fund out of cash on hand at December 31, 2005.”

Mr. Gutierrez concluded, “While Xerium faced new challenges in 2005, we have learned important lessons from these experiences and are well positioned to deliver value to our shareholders in 2006.”

ADDITIONAL QUARTERLY FINANCIAL HIGHLIGHTS

•	Capital expenditures for the fourth quarter of 2005 were $14.4 million, compared to $2.2 million for the fourth quarter of 2004, with the increase reflecting the timing of capital projects.

•	Xerium Technologies’ cost reduction programs, including plant closures designed to rationalize production among facilities and headcount reductions, have been largely completed. These cost reduction efforts eliminated approximately $3.7 million in cash costs that would have otherwise been incurred during the fourth quarter of 2005, compared to the Company’s cost structure in the fourth quarter of 2004.

•	The impact of currency translation on net sales in the fourth quarter of 2005, compared to fourth quarter 2004 exchange rates, was a decrease of $3.5 million; the impact of currency translation on Adjusted EBITDA in the fourth quarter of 2005, compared to fourth quarter 2004 exchange rates, was a decrease of $700,000. Currency effect on pricing caused a $2.9 million negative effect on net sales for the fourth quarter of 2005. The currency effect on pricing relates to sales prices indexed in U.S. dollars by certain non-U.S. operations and is calculated based on the difference in the exchange rate from the time of pricing commitment to the customer and the point at which the sale transaction is recorded.

FINANCIAL HIGHLIGHTS FOR THE FULL YEAR

Highlights for 2005 include:

•	Net sales for 2005 of $582.4 million were essentially equal to 2004.

•	Net loss per diluted share for 2005 was $0.05, compared to a net loss per diluted share of $0.45 for 2004. In the second quarter of 2005, certain costs were incurred in connection with the Company’s initial public offering and related transactions (“IPO Related Costs”) that affected net income. These costs, before tax effects, were $29.6 million and after tax effects were $25.7 million. In 2005, the Company’s weighted average diluted shares of common stock outstanding were 38,884,233, while in 2004, the weighted average diluted shares outstanding were 31,013,482.

•	Operating income for 2005 was $62.8 million, compared to $84.4 million for 2004. Operating income for 2005 reflects $23.3 million of IPO Related Costs that impacted operating costs and $4.5 million of additional overhead costs associated with Xerium Technologies’ transition to, and operation as, a public company that were not incurred in 2004. Additionally, costs associated with the legal reorganization of the Company’s Brazilian subsidiaries had a $2.7 million impact on operating income in 2005 and a $0.9 million impact in 2004. Also, the 2004 results reflect a write-off of $7.4 million relating to costs incurred for a previously contemplated income deposit security offering.

•	Net cash provided by operating activities for 2005 was $54.7 million, compared to $78.7 million in 2004. Net cash provided by operating activities for 2005 reflects $20.7 million of expenditures related to IPO Related Costs. Additionally, the cash costs in 2005 associated with the legal reorganization of the Company’s Brazilian subsidiaries were $3.7 million.

•	Adjusted EBITDA (as defined in the Company’s credit facility) for 2005 was $155.5 million, compared to $167.1 million for 2004. Adjusted EBITDA for 2004 would have been $5.3 million higher had adjustments been made for that period comparable to certain adjustments to Adjusted EBITDA for 2005 in accordance with the definition of Adjusted EBITDA (see EBITDA and Adjusted EBITDA Reconciliation below). In addition, Adjusted EBITDA for 2005 reflects the same additional overhead costs, compared to 2004, that affected operating income.

•	The Company’s cost reduction programs eliminated approximately $11.4 million in cash costs during 2005 that would have otherwise been incurred in this period, compared to the Company’s cost structure in 2004.

•	Capital expenditures for 2005 were $35.8 million, compared to $36.6 million in 2004.

The following table presents net sales for 2005 and 2004 by segment and the effect of changes in currency translation and currency effect of pricing on 2005 Net Sales:

	(dollars in millions)
	Net Sales Twelve Months Ended December 31,		Increase (decrease) in Net Sales from 2004 to 2005	Increase in 2005 Net Sales Due to Currency Translation*	Percent Increase (decrease) in Net Sales from 2004 to 2005		Change in 2005 Net Sales Due to Currency Effect on Pricing	Percent Increase (decrease) in Net Sales Excluding Effect of Currency Translation and Pricing
	2005	2004			Total	Excluding Currency Translation Effect
Clothing	$383.1	$377.9	$5.2	$11.3	1.4%	(1.6)%	$(7.5)	0.4%
Roll Covers	199.3	204.6	(5.3)	1.9	(2.6)%	(3.5)%	—	(3.5)%
Total	$582.4	$582.5	(0.1)	13.2	0.0%	(2.3)%	$(7.5)	(1.0)%

* Increase in 2005 net sales due to currency translation is calculated by subtracting (i) an amount equal to net sales from 2005 calculated by applying the applicable average foreign currency exchange rate for 2004 to net sales for 2005 from (ii) net sales for 2005.

** Change in 2005 Net Sales due to Currency Effect on Pricing relates to sales prices indexed in U.S. dollars by certain non-U.S. operations and is calculated based on the difference in the exchange rate from the time of pricing commitment to the customer and the point at which the sale transaction is recorded.

CONFERENCE CALL

The Company plans to hold a conference call to discuss these results tomorrow, Wednesday, February 22, 2006, beginning at 8 am. The call is accessible via the Company’s website (www.xerium.com) following the links to investor relations and webcasts. To access the conference call, please dial 1-800-901-5248, using passcode 90723567, at least 10 minutes prior to the call’s start. Internationally, the call may be accessed by dialing 1-617-786-4512, using the same passcode. The call will be available as an archived webcast on the Company’s website beginning approximately an hour after the call is completed.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA and EBITDA are not measures of performance under generally accepted accounting principles (“GAAP”); they are non-GAAP financial measures. Xerium Technologies uses these measures as supplementary non-GAAP financial measures to assist in evaluating liquidity and financial performance, specifically in evaluating the Company’s ability to service indebtedness and to fund ongoing capital expenditures and dividends. Xerium Technologies’ credit facility includes covenants based upon Adjusted EBITDA. If Adjusted EBITDA declines below certain levels, the Company could go into default under the credit facility or be required to prepay the credit facility or could be prohibited from paying dividends. Neither Adjusted EBITDA nor EBITDA should be considered in isolation or as a substitute for net cash provided by operating activities (as determined in accordance with GAAP) or income from operations (as determined in accordance with GAAP). For additional information regarding Adjusted EBITDA and EBITDA, and a reconciliation of such measures to the most comparable financial measures under GAAP, please see below. More information on the impact of IPO Related Costs on net income per diluted share is also provided below; this information should be considered in conjunction with net income per diluted share as determined in accordance with GAAP. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the Securities and Exchange Commission.

ABOUT XERIUM TECHNOLOGIES

Xerium Technologies, Inc. (NYSE: XRM) is a leading global manufacturer and supplier of two types of products used primarily in the production of paper: clothing and roll covers. The Company, which operates around the world under a variety of brand names, owns a broad portfolio of patented and proprietary technologies to provide customers with tailored solutions and products integral to production, all designed to optimize performance and reduce operational costs. With 36 manufacturing facilities in 15 countries around the world, Xerium Technologies has approximately 3,900 employees.

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements that are not based on historical fact, including without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “indicates,” “suggests” and similar expressions. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include, but are not limited to: (i) adverse changes in general economic or market conditions, including without limitation those affecting the paper industry; (ii) labor unrest; (iii) currency fluctuations; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) the relative and varying rates of product price and component cost changes and the volume and mixture of product and service revenues; (vi) transitions to new products, the uncertainty of customer acceptance of new product offerings and technological and market change; (vii)

the lack of any requirement to make dividend payments on our common stock at any particular level or at all; (viii) limitations imposed by our credit facility on the amount of dividends we are permitted to pay; (ix) our high degree of leverage and significant debt service obligations, together with our dividend policy, may cause us to have insufficient cash to fund growth and unexpected cash needs; (x) war or acts of terrorism in any country in which we conduct business; (xi) changes in U.S. or foreign government policies, laws, regulations and practices, including without limitation those regarding the repatriation of funds and taxes; and (xii) those other risks described under the heading “Risk Factors” in the prospectus dated May 16, 2005 related to the Company’s initial public offering of common stock and filed with the Securities and Exchange Commission and subsequent filings with the Securities and Exchange Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such forward-looking statements after the date of this release.

XERIUM TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31
	2005	2004
	(dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$59,976	$24,002
Accounts receivable (net of allowance for doubtful accounts of $2,277 in 2005 and $2,034 in 2004)	102,568	113,283
Inventories	96,713	110,931
Prepaid expenses	5,507	4,131
Other current assets	14,387	9,717

Total current assets	279,151	262,064
Property and equipment, net	362,118	393,621
Goodwill	298,495	320,297
Intangible assets and deferred financing costs, net	38,356	30,804
Other assets	6,741	13,079

Total assets	$984,861	$1,019,865

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable	$9,523	$11,014
Accounts payable	37,940	39,217
Accrued expenses	55,770	72,720
Current maturities of long-term debt	8,582	45,703

Total current liabilities	111,815	168,654
Long-term debt, net of current maturities	631,027	771,132
Deferred taxes	37,369	42,050
Pension, other postretirement and postemployment obligations	94,854	92,514
Other liabilities	450	611
Commitments and contingencies	—	—
Stockholders’ equity (deficit)
Preferred stock, $.01 par value, 1,000,000 shares authorized; no shares outstanding as of December 31, 2005 and 2004, respectively	—	—
Common stock, $.01 par value, 150,000,000 shares authorized; 43,725,093 and 31,013,482 shares outstanding as of December 31, 2005 and 2004, respectively	437	310
Paid-in capital	199,285	6,548
Accumulated deficit	(64,567)	(46,891)
Accumulated other comprehensive loss	(25,809)	(15,063)

Total stockholders’ equity (deficit)	109,346	(55,096)

Total liabilities and stockholders’ equity (deficit)	$984,861	$1,019,865

XERIUM TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter ended December 31,		Year ended December 31,
	2005	2004	2005	2004
	(dollars in thousands except per share data)
Net sales	$144,585	$151,838	$582,420	$582,480
Costs and expenses:
Cost of products sold	84,538	85,863	337,932	326,760
Selling	18,180	17,533	70,084	68,504
General and administrative	16,924	14,691	90,130	66,986
Restructuring	373	7,238	11,958	19,533
Research and development	2,336	2,449	9,563	8,819
Offering costs	—	7,429	—	7,429

	122,351	135,203	519,667	498,031

Income from operations	22,234	16,635	62,753	84,449
Interest expense	(11,414)	(18,204)	(51,759)	(67,805)
Interest income	846	226	1,942	570
Foreign exchange gain (loss)	(666)	(5,999)	3,773	(4,669)
Loss on early extinguishment of debt	—	—	(4,886)	—

Income (loss) before provision for income taxes	11,000	(7,342)	11,823	12,545
Provision for income taxes	974	8,010	13,917	26,641

Net income (loss)	$10,026	$(15,352)	$(2,094)	$(14,096)

Net income (loss) per share:
Basic	$0.23	$(0.49)	$(.05)	$(0.45)

Diluted	$0.23	$(0.49)	$(.05)	$(0.45)

Shares used in computing net income (loss) per share:
Basic	43,725,093	31,013,482	38,884,233	31,013,482

Diluted	43,725,093	31,013,482	38,884,233	31,013,482

Cash dividends per common share	$0.225	$—	$0.33	$—

XERIUM TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year ended December 31
	2005	2004
Operating activities
Net loss	$(2,094)	$(14,096)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	17,352	279
Depreciation	41,190	43,505
Amortization of other intangibles	4,173	4,172
Deferred financing cost amortization	3,037	984
Unrealized foreign exchange (gain) loss on revaluation of debt	(3,952)	5,606
Deferred taxes	(1,981)	4,785
Deferred interest	813	12,163
Asset impairment	175	10,331
Loss on early extinguishment of debt	4,886	—
Gain on disposition of property and equipment	(952)	—
Change in assets and liabilities net of effect of acquired businesses which provided (used) cash:
Accounts receivable	4,336	(1,121)
Inventories	8,060	8,449
Prepaid expenses	(1,816)	(263)
Other current assets	(8,444)	312
Accounts payable and accrued expenses	(10,850)	1,683
Deferred and other long term liabilities	(710)	604
Other	1,486	1,308

Net cash provided by operating activities	54,709	78,701

Investing activities
Capital expenditures, gross	(35,829)	(36,593)
Proceeds from disposals of property and equipment	7,103	952
Other	4	(920)

Net cash used in investing activities	(28,722)	(36,561)

Financing activities
Net increase (decrease) in borrowings (maturities of 90 days or less)	(147)	(1,547)
Proceeds from borrowings (maturities longer than 90 days)	650,000	—
Principal payments on debt	(749,098)	(37,539)
Issuance (purchase) of common stock	160,791	—
Redemption of common stock	(4,551)	—
Cash dividends on common stock	(14,429)	—
Costs related to public offering and refinancing	(35,787)	(4,589)
Other	(1,153)	550

Net cash provided by (used in) financing activities	5,626	(43,125)

Effect of exchange rate changes on cash flows	4,361	2,693

Net increase (decrease) in cash	35,974	1,708
Cash and cash equivalents at beginning of year	24,002	22,294

Cash and cash equivalents at end of year	$59,976	$24,002

Interest payments	$49,437	$52,696

Income tax payments	$18,860	$21,583

Xerium Technologies, Inc.

EBITDA and Adjusted EBITDA Reconciliation

EBITDA is defined as net income before interest expense, income tax provision and depreciation and amortization. Adjusted EBITDA is defined in the credit facility of Xerium Technologies and is EBITDA plus (i) expenses or losses incurred on or prior to the completion of our initial public offering in connection with proposed or completed debt or equity financing transactions, including expenses or losses related to the early retirement or extinguishment of debt and any bonuses paid in connection with such financing transactions, (ii) unrealized foreign exchange (gain) loss on indebtedness, net, (iii) restructuring or related impairment expenses (not to exceed $11 million in 2005, $4 million in 2006, $3.5 million in 2007 and $1.5 million in each year thereafter), (iv) reserves for inventory in connection with plant closings, (v) stock-based and other non-cash compensation charges, charges from forgiveness of loans made to employees in connection with the purchase of equity and any tax gross-up payments made in respect of such loan forgiveness in connection with or prior to the completion of our initial public offering, (vi) certain transaction costs, including costs incurred in connection with our initial public offering and the related debt financing and the legal reorganization of Brazilian subsidiaries, (vii) costs associated with payments to management prior to the completion of our initial public offering in connection with the termination of incentive plans, (viii) non-cash charges resulting from the application of purchase accounting, (ix) any fees, expenses or charges deducted in computing net income which have been determined by management, which determination is reasonably acceptable to the administrative agent under our credit facility, to be non-recurring by virtue of changes in our method of operations pursuant to our cost reduction programs, (x) non-cash losses (net of non-cash gains) resulting from marking-to-market hedging obligations, (xi) non-cash expenses resulting from the granting of stock options, restricted stock or restricted stock unit awards under equity compensation programs solely with respect to our common stock and (xii) expenses not exceeding $5 million per year incurred as a result of the repurchase, redemption or retention of common stock earned under equity compensation programs solely in order to make withholding tax payments. Adjusted EBITDA, as defined in the credit facility and calculated below, may not be comparable to similarly titled measurements used by other companies. The following table provides a reconciliation from net cash provided by operating activities, which is the most directly comparable GAAP financial measure, to EBITDA and Adjusted EBITDA:

	Three Months Ended December 31,
(in thousands)	2005	2004
Net cash provided by operating activities	$28,214	$11,140
Interest expense, net	10,568	17,978
Net change in operating assets and liabilities	(4,601)	4,975
Income tax provision	974	8,010
Stock-based compensation	(686)	(279)
Deferred financing cost amortization	(1,256)	(251)
Deferred taxes	1,071	(3,204)
Deferred interest	—	(5,796)
Asset impairment	—	(3,428)
Gain on disposition of property and equipment	459	—
Unrealized foreign exchange loss on indebtedness, net	(1,820)	(6,712)

EBITDA	32,923	22,433
Unrealized foreign exchange loss on indebtedness, net	1,820	6,712
Restructuring expenses (A)	—	8,432
Non-cash compensation and related expenses	686	279
Expenses related to reorganization of Brazilian subsidiaries	2,773
Non-recurring expenses related to cost reduction programs (B)	1,466
Expenses related to debt or equity financing		7,429

Adjusted EBITDA	$39,668	$45,285

	Twelve Months Ended December 31,
(in thousands)	2005	2004
Net cash provided by operating activities	$54,709	$78,701
Interest expense, net	49,817	67,235
Net change in operating assets and liabilities	7,938	(10,972)
Income tax provision	13,917	26,641
Stock-based compensation	(17,352)	(279)
Deferred financing cost amortization	(3,037)	(984)
Deferred taxes	1,981	(4,785)
Deferred interest	(813)	(12,163)
Asset impairment	(175)	(10,331)
Loss on early extinguishment of debt	(4,886)	(5,606)
Gain on disposition of property and equipment	952	—
Unrealized foreign exchange gain on indebtedness, net	3,952	—

EBITDA	107,003	127,457
Expenses related to debt or equity financing	7,820	7,429
Loss on early extinguishment of debt	4,886	—
Unrealized foreign exchange (gain) loss on indebtedness, net	(3,952)	5,606
Restructuring expenses (A)	11,000	21,351
Non-cash compensation and related expenses	17,352	4,374
Expenses related to reorganization of Brazilian subsidiaries	4,144	925
Non-recurring expenses related to cost reduction programs (B)	7,283	—

Adjusted EBITDA	$155,536	$167,142

(A)	Restructuring or related impairment expenses that can be added back to determine Adjusted EBITDA are capped at $11 million for 2005.

(B)	In accordance with the definition of Adjusted EBITDA in the Company’s credit facility, certain fees, expenses and charges deducted in computing net income determined by the Company to be non-recurring, which determination was accepted by the administrative agent under the facility, by virtue of changes in our method of operations pursuant to our cost reduction programs have been added back to Adjusted EBITDA for the three and twelve month periods ending December 31, 2005. These fees, expenses and charges are described in the following table:

(in thousands)	Three Months Ended December 31, 2005	Twelve Months Ended December 31, 2005
Environmental charges in connection with facility closure pursuant to cost reduction programs	$—	$850
Certain operating costs incurred in connection with the transition of production operations from a closed facility to another facility	1,466	6,433

Total	$1,466	$7,283

Comparable fees, expenses and charges to those in the table above were not added back to Adjusted EBITDA for the three and twelve month periods ending December 31, 2004. Adjusted EBITDA for the three months ended December 31, 2004 would have been $47,185 after adding back $1,900 of such fees, expenses and charges (consisting of $1,000 of environmental charges in connection with facility closure pursuant to cost reduction programs and $900 of operating costs incurred in connection with the transition of production operations from a closed facility to another facility). Adjusted EBITDA for the twelve months ended December 31, 2004 would have been $172,392 after adding back $5,250 of such fees, expenses and charges (consisting of $3,750 of environmental charges in connection with facility closure pursuant to cost reduction programs and $1,500 of operating costs incurred in connection with the transition of production operations from a closed facility to another facility).

IPO Related Costs

The following table describes the IPO Related Costs, excluding related tax benefits, impacting operating income (loss) and net income (loss) for the year ended December 31, 2005:

(in thousands)
Compensation expense relating to vesting of options and restricted stock of Xerium S.A. upon the closing of the initial public offering	$15,507
One-time cash payments to management in connection with termination of previously existing cash management incentive plans	4,168
Cash transaction bonuses paid to management in connection with the initial public offering	2,710
German land transfer tax related to the legal reorganization of the Company’s subsidiaries effected in connection with the initial public offering	941

Sub-total—IPO Related Costs impacting Operating Income	23,326
Breakage costs paid in connection with the termination of swap arrangements related to previously existing debt facilities which were repaid in connection with the initial public offering (A)	1,354
Loss on early extinguishment of debt (B)	4,886

Total IPO Related Costs included in Income before provision for income taxes	$29,566

(A) Classified in interest expense

(B) Represents the write off of unamortized deferred financing costs related to debt that was repaid in connection with the initial public offering.

The tax effect (benefit) for the standalone IPO Related Costs for the year ended December 31, 2005 based upon the taxing jurisdiction into which these costs were incurred is approximately $3.9 million. Accordingly, the impact of IPO Related Costs, adjusted for this tax benefit, on net income for 2005 is as follows:

(in thousands)
Total IPO Related Costs included in income before provision for income taxes	$29,566
Tax effect	(3,904)

Total IPO Related Costs impacting net income for the year ended December 31, 2005	$25,662

The following table lists IPO Related Costs that impacted net cash provided by operating activities for the year ended December 31, 2005:

(in thousands)
One-time cash payments to management in connection with termination of previously existing cash management incentive plans	$4,168
Cash transaction bonuses paid to management in connection with the initial public offering	2,710
German land transfer tax related to the legal reorganization of the Company’s subsidiaries effected in connection with the initial public offering	941
Breakage costs paid in connection with the termination of swap arrangements related to previously existing debt facilities which were repaid in connection with the initial public offering	1,354
Payment to former parent corporation in connection with the initial public offering in respect of liabilities that otherwise would not have been paid until a later date	7,359
Payment of accelerated interest expense in connection with the repayment of previously existing debt facility that otherwise would not have been paid until the maturity of such debt	4,179

Total	$20,711